ASSET ACQUISITION AGREEMENT

        THIS ASSET ACQUISITION AGREEMENT ("Agreement") is made and entered into upon the 27th day of December, 1996 and shall be effective as of January 1, 1997, by and between IOMED, INC., ("Seller") and FILLAUER, INC., ("Purchaser").

                                   WITNESSETH:

         WHEREAS, Seller is a corporation, duly organized and existing under the laws of the State of Utah, owning and operating a research, development, manufacturing and selling division devoted to prosthetics and products derived therefrom known as "Motion Control" located at 3385 West 1820 South, Salt Lake City, Utah 84101 ("Location");

         WHEREAS, Purchaser is a corporation, duly organized and existing under the laws of the State of Delaware, and desires to purchase from Seller the assets of Motion Control;

         WHEREAS, Seller is willing to sell the assets of and associated with Motion Control to Purchaser;

         NOW, THEREFORE, in consideration of the mutual agreements, covenants, terms and conditions herein contained the parties hereto agree as follows:

                                   ARTICLE I.
                           Purchase and Sale of Assets

         1.1 Purchase and Sale of Assets. Subject to the terms and conditions set forth in this Agreement, Seller shall sell, transfer and convey to Purchaser, and Purchaser shall purchase and acquire from Seller, on the Effective Date (as hereinafter defined), the following tangible assets of the Seller used by Seller exclusively in the operation of Seller's Motion Control division (such assets, excluding, however, those listed in Section 1.3 hereof, collectively, the "Assets"), all said Assets being owned by Seller on the Effective Date:

                  (a) All Accounts Receivable as set forth on Schedule 1.1(a);

                  (b) All inventory of materials, work in process, finished goods and overhead as set forth on Schedule 1.1(b);

                  (c) All machinery, equipment, furniture and fixtures as set forth on Schedule 1.1(c); (d) All demonstrators and loaners as set forth on Schedule 1.1(e); and (e) All customer files and records as set forth on Schedule 1.1(f).

         1.2 Transfer of Government Equipment. The Seller has disclosed to the Purchaser that Seller utilizes certain property and equipment owned by various governmental agencies and authorities in connection with the business of Motion Control. Such property and equipment is referred to herein as the "Government Equipment" and is more particularly described on Schedule 1.2 hereto. On or promptly after the Effective Date, the Seller will transfer control and possession of the Government Equipment to the Purchaser; provided, however, that the Seller makes no representation or warranty, whatsoever, concerning the right of the Purchaser to retain possession of or to continue to use the Government Equipment, and the Purchaser shall assume all risks associated with or attributable to its possession of and continued use of the Government Equipment. At the Purchaser's request, the Seller shall provide the Purchaser with reasonable assistance in connection with any efforts undertaken by the Purchaser to secure consents and approvals from the appropriate governmental agencies for the continued possession and use of the Government Equipment. The Seller shall have no obligation or liability to the Purchaser in regard to the Government Equipment except as specifically set forth in this paragraph 1.2, and it is specifically agreed that no adjustment in the Purchase Price (as hereinafter defined) for the Assets shall be required in the event the Purchaser is unable to continue to use all or any portion of the Government Equipment.

         1.3 Excluded Assets. Seller shall not sell or transfer and Purchaser shall not purchase or accept any of the property or assets used in connection with Motion Control which are set forth on Schedule 1.3 attached hereto and incorporated herein, and which are specifically excluded from the Assets (collectively, "Excluded Assets").

         1.4 Consideration for Tangible Assets. As consideration for the Assets purchased hereunder, Purchaser shall pay Seller the amount of One Million Dollars, (the "Purchase Price"). The Purchase Price shall be paid at the Signing (as hereinafter defined) by transfer of immediately available funds to an account designated by Seller.

         1.5 License Agreement. Purchaser and Seller have in good faith negotiated a License Agreement in the form attached hereto as Schedule 1.5 and incorporated herein by reference (the "License Agreement"), pursuant to which the Seller will authorize the Purchaser to utilize certain proprietary, intellectual property rights in connection with its continued operation of Motion Control. As provided in paragraph 1.9 hereof, the Seller and the Purchaser shall execute and deliver the License Agreement in connection with the Signing.

         1.6 Assumption of Obligations. Except as otherwise specifically provided herein, Purchaser shall assume no liability or obligation whatsoever arising out of or connected with the Assets or any other liabilities or obligations the Seller, except for those liabilities set forth on Schedule 1.6 attached hereto and incorporated herein ("Assumed Liabilities").

         1.7 UCC Searches. Purchaser, at Seller's expense, shall obtain a report of a recognized search firm of a search of the records of the Utah Secretary of State and the appropriate county Recorder of Deeds regarding financing statements and tax liens filed against the Assets and/or Seller in connection with the Assets, (the "UCC Search").

                                   ARTICLE II.
                           Signing and Effective Date

         2.1 Time and Place. The execution and delivery of this Agreement (the "Signing") will take place on the 27th day of December, 1996, at the offices of Parsons, Behle & Latimer, located in Salt Lake City, Utah, at a time mutually agreeable to the parties. The transactions contemplated by this Agreement shall be effective upon January 1, 1997 (the "Effective Date").

         2.2 Seller's Obligation at Signing. At the Signing, Seller shall deliver or cause to be delivered to Purchaser executed counterparts of the following instruments of transfer and other documents in form and substance reasonably satisfactory to Purchaser's counsel, effectively vesting in Purchaser title to the Assets upon the Effective Date and evidencing compliance with the terms and conditions of this Agreement:

                  (a) A Bill of Sale conveying the Assets listed on Schedule 1.1(a) through and including Schedule 1.l(e) to Purchaser and a General Assignment; and

                  (b) Such other instruments of assignment, transfer, conveyance, endorsement, direction or authorization as will be sufficient or requisite to vest in Purchaser full, complete, legal and equitable right, title and interest in and to all the Assets to be acquired pursuant to this Agreement as may reasonably be requested by Purchaser's counsel; and

                  (c) The License Agreement; and

                  (d) A Temporary Use Agreement with Purchaser for Purchaser's continued operation of the Motion Control operations at the Location, in the form of Schedule 2.2(d) (the "Use Agreement"); and

                  (e) An  Administrative  Services  Agreement,  in the  form  of
                  Schedule 2.2(e) hereto, pursuant to which the Seller shall provide the Purchaser with certain services in connection with the Purchaser's operation of the business of Motion Control (the "Administrative Services Agreement").

         2.3 Purchaser's Obligations at Signing. At the Signing, Purchaser shall deliver or cause to be delivered to Seller:

                    (a) The sum of $1,000,000 in immediately available funds, by wire transfer, to an account designated by the Seller; and

                    (b) An executed counterpart of the License Agreement; and

                    (c) An executed counterpart of the Use Agreement; and

                    (d) An executed counterpart of the Administrative Services Agreement; and

                    (e) An Assumption Agreement in form and substance reasonably satisfactory to Seller's counsel pursuant to which the Purchaser specifically assumes those obligations and liabilities of the Seller specified on Schedule 1.6 hereto.

         2.4 Possession of the Assets. On the Effective Date the Seller shall deliver possession and control of the Assets to the Purchaser, and the Purchaser shall assume possession and control thereof.

                                  ARTICLE III.
                         Representations and Warranties

        3.1 Representation and Warranties of Seller. Seller represents and warrants to Purchaser as follows:

                    (a) Authorization. This Agreement has been duly authorized and approved by the Board of Directors of the Seller in accordance with State law. No other approval or authorization is necessary for Seller to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by Seller will not result in any breach of or conflict with any of the terms, conditions or provisions of the Articles of Incorporation or the Bylaws of Seller, any material agreement, indenture, mortgage, lease, license, research, development or other instrument by which Seller is a party or by which Seller is bound.

                    (b) Customer Files and Records. To the knowledge of Seller, the customer files and records specified on Schedule 1.1(e) contain materially complete records (including the names, addresses, and telephone numbers) of all customers of Motion Control for at least the twelve month period prior to the Effective Date.

                    (c) Title to Assets. Seller has, and upon the execution and delivery by Seller at the Signing of the documents referred to in Section 2.2 hereof, Purchaser, upon the Effective Date, will be vested with, good and marketable title to the Assets, free and clear of all liens and charges of encumbrance, other than the Assumed Liabilities set forth on
                    Schedule 1.6.

                    (d) Litigation and Violations. No claim, litigation, investigation or other proceeding is pending, or to the best knowledge of Seller, threatened against Seller, which relates to or affects the Assets, or Motion Control, except as set forth in Schedule 3.1(d).

                    (e)  Employees.  None of the  employees  of  Seller  who are identified on Schedule 3.1(e) (the "Motion Control Employees") are covered by or subject to any employment contract, collective bargaining agreement, union contract, labor agreement or conciliation agreement.

                    (f) Taxes. For all periods prior to the Effective Date, proper and accurate amounts have been withheld by Seller from the Motion Control Employees for all such periods to insure full and complete compliance with tax withholding provisions of applicable federal, State and local tax laws; proper and accurate federal, State and local tax returns have been filed by Seller for all periods for which returns were due with respect to sales, withholding, F.I.C.A. and unemployment taxes, in the amount shown thereunder to be due and payable and all such amounts have been paid in full. For all periods up to and including the Effective Date, Seller has duly filed or will file when due all federal, State and local tax returns and reports, and all tax returns and reports of all government units having jurisdiction with respect to taxes imposed on Seller which might create a lien or encumbrance on any of the Assets, which would be a valid and subsisting lien thereon after transfer thereof to Purchaser hereunder or affect adversely Purchaser's ability to operate the business of Motion Control through the use of the Assets after the Effective Date, and Seller has paid or will pay when due all such taxes shown thereon to be due and payable.

                    (g) Employee Benefit Plans. Seller has no unfunded liabilities to the Motion Control Employees under any pension or other employee benefit plan. Seller, not Purchaser, shall make any required contribution to such plans as to the Motion Control Employees. Seller, not Purchaser, is legally responsible in regard to all matters involving such plans.

                    (h) Binding Effect. This Agreement has been duly executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, or other laws affecting the rights of creditors generally.

         3.2 Representations and Warranties of Purchaser. Purchaser represents and warrants to Seller as follows:

                    (a) Authorization. This Agreement has been duly authorized and approved by the Board of Directors of the Purchaser in accordance with State law. No other approval or authorization is necessary for Purchaser to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by Purchaser will not result in any breach of or conflict with any of the terms, conditions or provisions of the Articles of Incorporation or the Bylaws of Purchaser, any material agreement, indenture, mortgage, lease, license, research, development or other instrument by which Seller is a party or by which Purchaser is bound.

                    (b) Binding Effect. This Agreement has been duly executed and delivered by Purchaser and constitutes the legal, valid and binding obligation of Purchaser enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, or other laws affecting the rights of creditors generally.

                                   ARTICLE IV.
                       Covenants, of Seller and Purchaser

         4.1      Liability for Expenses.

                    (a) Seller. With the exception of the Assumed Liabilities, Seller shall be responsible for the payment of all liabilities incurred in connection with the operation of Motion Control up to the Effective Date and shall promptly pay all such obligations.

                    (b) Purchaser. Purchaser shall be responsible for the payment of all liabilities incurred in connection with the operations of Motion Control from and after the Effective Date and shall promptly pay all such obligations. Additionally, the Purchaser shall be responsible for and shall promptly pay all of the Assumed Liabilities as set forth on Schedule 1.6.

         4.2 Seller's Maintenance of Insurance. Seller shall maintain appropriate insurance coverage which provides continuing coverage of its manufacturing and product liability up to the Effective Date. Seller shall provide evidence of such insurance to Purchaser upon request.

         4.3 Collection of Accounts Receivable. Except as specifically provided in the Administrative Services Agreement, the collection of all accounts receivable specified on Schedule 1.l(a), and of all accounts receivable arising on or after the Effective Date as the result of the Purchaser's operation of Motion Control, shall, on and after the Effective Date be the sole responsibility of Purchaser.

                                   ARTICLE V.
                               Condition of Assets

        5.1 AS-IS SALE. THE ASSETS BEING SOLD HEREUNDER ARE BEING SOLD AS-IS, AND SELLER MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE CONDITION OR FITNESS OF THE ASSETS.


                                   ARTICLE VI.
              Transition of Motion Control and Notice to Customers

         6.1 Seller's Obligations. Seller will use reasonable efforts to transfer the operations of Motion Control to Purchaser as soon as practicable following the Effective Date by appropriate means, including the following:

                  (a) Notices to Customers. At Purchaser's direction and expense, Seller and Purchaser will jointly author notices to customers of Motion Control as soon as reasonably practical after the Effective Date, informing them of Seller's transfer of operations to Purchaser pursuant to the purchase and sale of Assets hereunder (the "Notices").

                  (b) Notices to Other Interested Parties. At Purchaser's direction and expense, Seller and Purchaser will jointly author notices to other interested parties of Motion Control as soon as reasonably practical after the Effective Date, informing them of Seller's transfer to Purchaser pursuant to the purchase and sale of Assets hereunder (the "Notices").

                                  ARTICLE VII.
                               Employees of Seller

         7.1 Termination. Effective at the close of business on December 31, 1996, Seller shall terminate the employment of all of the Motion Control Employees. On the Effective Date, Purchaser shall offer employment to all of the Motion Control Employees in the capacities, and for the compensation set forth opposite their respective names on Schedule 3. l(e) hereto. Additionally, the Purchaser shall provide the Motion Control Employees with benefits generally comparable to those provided by the Seller. Purchaser shall not assume any obligations and liabilities of Seller to any of the Motion Control Employees, including, without limitation, any liability or obligation for wages, bonuses, medical reimbursement, pension or profit sharing benefits, or any other liability or obligation whatsoever of Seller to such employees arising out of or in connection with their prior employment with Seller or with their termination as employees of Seller. The Purchaser will not terminate the employment of any of the Motion Control Employees, without good cause, for at least 90 days following the Effective Date.

                                  ARTICLE VIII.
                                 Indemnification

         8.1 Survival. The representations, warranties and covenants of each party shall survive the Effective Date for a period of one year.

         8.2    Of Purchaser.

                  (a) Seller hereby agrees to indemnify and hold Purchaser harmless against each and every claim, demand, loss, liability, damage, or expense (including, without limitation, any settlement payment, reasonable attorneys' fees, and other expenses incurred in litigation or settlement or any claims) of whatever nature suffered by Purchaser or arising out of or in connection with (i) the conduct of the business of Motion Control up to the Effective Date (other than the Assumed Liabilities set forth on Schedule 1.6), and (ii) any material breach of warranty, covenant, or agreement or any material misrepresentation of Seller contained in this Agreement or in any Schedule or Exhibit attached-to or furnished pursuant to this Agreement any other document furnished or required to be furnished in connection with this Agreement or pursuant hereto.

                  (b) Seller hereby agrees to indemnify and hold Purchaser harmless against each and every claim, demand, loss, liability, damage, or expense, based on or rising out of environmental matters attributable to Seller's operation of its business, including Seller's use and occupation of the Location, including, without limitation, contamination or cleanup of contamination (also including, without limitation, any settlement payment, reasonable attorney's fees, and other expenses incurred in litigation or settlement of any claims) that may occur prior to the Effective Date.

         8.3      Of Seller.

                  (a) Purchaser hereby agrees to indemnify and hold Seller harmless against each and every claim, demand, loss, liability, damage, or expense (including, without limitation, any settlement payment, reasonable attorney's fees, and other expenses incurred in litigation or settlement of any claims) of whatever nature suffered by Seller arising out of or in connection with (i) the conduct by the Purchaser of the business of Motion Control or the use of the Assets by Purchaser from and after the Effective Date, (ii) any material breach of warranty, covenant, or agreement or any material misrepresentation of Purchaser contained in this Agreement, or
                  (iii) the failure of the Purchaser to timely pay or otherwise satisfy its obligations in connection with the Assumed Liabilities, set forth on Schedule 1.6.

                  (b) Purchaser hereby agrees to indemnify and hold the Seller harmless against each and every claim, demand, loss, liability, damage or expense, based on or arising out of environmental matters attributable to the Purchaser's operation of its business, including the business of Motion Control and the Purchaser use and occupation of the Location, including, without limitation, contamination or cleanup of contamination (also including, without limitation, any settlement payment, reasonable attorneys' fees and other expenses incurred in any litigation or settlement of any claims) that may occur on or after the Effective Date.

         8.4 Notice and Participation. Upon receipt of written notice of any claim or the service of a summons or other initial legal process upon it in any action instituted against it in respect of which indemnity may be sought under this Agreement, Purchaser, or Seller, as the case may be, shall promptly give written notice of such claim, or the commencement of such action, or threat thereof, to Seller or Purchaser, as the case may be. The party required hereunder to provide indemnification in regard to such claim or action shall assume the defense thereof, at its expense and with counsel of its choice. Such party shall control the defense of such claim or action, as well as the terms of its settlement or other termination. The indemnified party shall be entitled, at its own expense, to participate in the defense of such claim or action, but such participation shall not include the right to control the defense or approve a settlement.

                                   ARTICLE IX.
                                Other Agreements

         9.1   License   Agreement.   Seller  and   Purchaser   agree  that  the
effectiveness of this Agreement shall be contingent upon the execution and delivery by both parties of the License Agreement.

         9.2 Use Agreement. Seller and Purchaser agree that the effectiveness of this Agreement shall further be contingent upon the execution and delivery by both parties of the Use Agreement.

         9.3 Administrative Services Agreement. The Seller and the Purchaser agree that the effectiveness of this Agreement shall further be contingent upon the execution and delivery by both parties of the Administrative Services Agreement.

                                   ARTICLE X.
                            Miscellaneous Provisions

         10.1 Expenses. Whether or not the transactions contemplated by this Agreement are consummated, each of the parties hereto shall pay the fees and expenses incurred by their own respective legal counsel, accountants, other experts and all other expenses incurred by such party incidental to the negotiation, preparation and execution of this Agreement.

         10.2 Binding Effect. This Agreement shall be binding upon and inure to the benefit of all of the parties hereto and their successors in interest; provided, however, that this Agreement may not be assigned by either party without the prior written consent of the other.

         10.3 Amendments. This Agreement may not be amended in whole or in part at any time except by a written instrument setting forth such changes and signed by each of the parties hereto.

         10.4 Entire Agreement. This Agreement, the Schedules and the Exhibits hereto, and the License Agreement, the Use Agreement and the Administrative Services Agreement set forth the entire understanding between the parties relating to the transactions described herein, there being no terms, conditions, warranties or representations, other than those contained herein, and no change or modification hereto shall be valid unless made in writing and signed by the parties hereto.

         10.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed-an original, but all of which shall constitute one and the same instrument.

         10.6 Governing Law. This Agreement shall be governed by the laws of the State of Utah.

         10.7 Headings. The headings contained herein are for reference only, are not a part of this Agreement and shall have no substantive meaning.

         10.8 Notices. All notices, requests or demands and other communications from any of the parties hereto to the other shall be sufficient and shall be deemed given, made or served, on personal delivery or seventy-two (72) hours after deposit with the U.S. Postal Service if sent by certified mail, postage prepaid, return receipt requested, to the other party at the address set forth below, or at any other address as any party may later designate by written notice.

                  As to Purchaser:  Attn: President and Chief Operating Officer

                              FILLAUER, INC.
                              2710 Amnicola Highway
                              P.O. Box 5189
                              Chattanooga, TN 37406-0189

                  with a copy to:

                              Steven K. Bowling, Esquire
                              Shumate & Bowling
                              The Financial Center at Capital Place
                              9950 Kingston Pike, Suite 200
                              Knoxville, TN 37922

                  As to Seller:

                              Attn: President and Chief Executive Officer
                              IOMED, INC.
                              3385 West 1820 South
                              Salt Lake City, Utah 84104


                  with a copy to:

                              Robert C. Delahunty, Esquire
                              Parsons, Behle & Latimer
                              One Utah Center
                              201 South Main Street, Suite 1800
                              P.O. Box 46898
                              Salt Lake City, Utah 84145-0898

         10.9 Severability. If any portion or portions of this Agreement shall be, for any reason, invalid or unenforceable, the remaining portion or portions shall nevertheless be valid, enforceable and carried into effect, unless to do so would clearly violate the present legal and valid intention of the parties hereto.

         10.10 Further Assurances. Seller agrees that after the Closing Date it will execute and deliver such further instruments of conveyance and transfer as Purchaser may reasonably request to effect the transfer of the Assets to Purchaser.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first written above.

IOMED, INC.                               FILLAUER, INC.



By: /s/ Ned M. Weinshenker                By:
Title:  President & CEO                   Title:
SELLER'S FEIN: 87-0441272                 PURCHASER'S FEIN: 62-1474076